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                           [ ] SUPPLEMENTAL INDENTURE

                                     between

                                    CITICORP

                                       and

                      WILMINGTON TRUST COMPANY, as Trustee

                              Dated as of [ ], 1997


                      =====================================


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                                TABLE OF CONTENTS
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                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.  Definition of Terms............................................  2

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.  Designation and Principal Amount...............................  3
SECTION 2.2.  Maturity.......................................................  3
SECTION 2.3.  Form and Payment...............................................  3
SECTION 2.4.  Global Debenture...............................................  4
SECTION 2.5.  Interest.......................................................  6

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.  Tax Event and Regulatory Capital Event
              Redemption.....................................................  7
SECTION 3.2.  Optional Redemption by Company.................................  8
SECTION 3.3.  No Sinking Fund................................................ 10

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period........................... 10
SECTION 4.2.  Notice of Extension............................................ 11
SECTION 4.3.  Limitation of Transactions..................................... 12

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1.  Payment of Expenses............................................ 12
Section 5.2.  Payment Upon Resignation or Removal............................ 13

                                   ARTICLE VI
                                FORM OF DEBENTURE


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                                                                            Page
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SECTION 6.1.  Form of Debenture.............................................. 14

                                   ARTICLE VII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 7.1.  Original Issue of Debentures................................... 23

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1.  Ratification of Indenture...................................... 24
SECTION 8.2.  Trustee Not Responsible for Recitals........................... 24
SECTION 8.3.  Governing Law.................................................. 24
SECTION 8.4.  Separability................................................... 24
SECTION 8.5.  Counterparts................................................... 24


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      [ ] SUPPLEMENTAL INDENTURE, dated as of [ ], 1997 (the "[ ]Supplemental
Indenture"), between Citicorp, a Delaware corporation (the "Company"), and Wilmington Trust Company, as trustee (the "Trustee") under the Indenture dated as of December 17, 1996 between the Company and the Trustee (the "Indenture").

      WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

      WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its [ ]% Junior Subordinated Deferrable Interest Debentures due __________ 15, 2027 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this [ ]Supplemental Indenture;

      WHEREAS, Citicorp Capital [X] [XI] [XII] [XIII] [XIV], a Delaware statutory business trust (the "Trust"), has issued to the public, in exchange for certain Depositary Shares, $__________ aggregate liquidation amount of its [___%] Capital Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the Depositary Shares tendered and accepted in such exchange, together with the proceeds of the issuance and sale by the Trust to the Company of $_________ aggregate liquidation amount of its [ %] Common Securities (the "Common Securities"), in $_____________ aggregate principal amount of the Debentures; and

      WHEREAS, the Company has requested that the Trustee execute and deliver this [ ] Supplemental Indenture and all requirements necessary to make this [ ] Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this [ ] Supplemental Indenture has been duly authorized in all respects:

      NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1  Definition of Terms.

           Unless the context otherwise requires:

           (a) a term defined in the Indenture has the same meaning when used in this [ ] Supplemental Indenture;

           (b) a term defined anywhere in this [ ] Supplemental Indenture has the same meaning throughout;

           (c) the singular includes the plural and vice versa;

           (d) a reference to a Section or Article is to a Section or Article of this [ ] Supplemental Indenture;

           (e) headings are for convenience of reference only and do not affect interpretation;

           (f) the following terms have the meanings given to them in the
Declaration: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Dissolution Tax Opinion; (iv) Institutional Trustee; (v) No Recognition Opinion; (vi) Preferred Security Certificate; (vii) Pricing Agreement; (viii) Redemption Tax Opinion;
(ix) Regular Trustees; (x) Regulatory Capital Event; (xi) Tax Event; (xii) Tax Counsel; and (xiii) Underwriting Agreement; and

           (g) the following terms have the meanings given to them in this
Section 1.1(g):

           "Additional Interest" shall have the meaning set forth in Section
2.5.


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           "Compounded Interest" shall have the meaning set forth in Section
4.1.

           "Declaration" means the Amended and Restated Declaration of Trust of Citicorp Capital [X] [XI] [XII] [XIII] [XIV], a Delaware statutory business trust, dated as of _________________ 1997.

           "Deferred Interest" shall have the meaning set forth in Section 4.1.

           "Dissolution Event" means the liquidation of the Trust by the Regular Trustees pursuant to the Declaration as a result of the occurrence and continuation of a Tax Event or a Regulatory Capital Event, and the distribution of the Debentures held by the Institutional Trustee to the Holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

           "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

           "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

           "Global Debenture" shall have the meaning set forth in Section 2.4.

           "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

           "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4.

           "Redemption Percentage" shall have the meaning set forth in Section 3.2.

           "Redemption Price" shall have the meaning set forth in Section 3.2.

           "Scheduled Maturity Date" shall mean _________15, 2027.

           "Trust Securities" shall mean the Preferred Securities and the Common Securities, collectively.


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                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 1  Designation and Principal Amount.

           There is hereby authorized a series of Securities designated the "[ %] Junior Subordinated Deferrable Interest Debentures due __________ 15, 2027", limited in aggregate principal amount to $___________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.04 of the Indenture.

SECTION 2  Maturity.

           The Scheduled Maturity Date shall be the date specified in the Debentures on which the Debentures mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest and Additional Interest, if any).

SECTION 3  Form and Payment.

           Except as provided in Section 2.4, the Debentures shall be issued in fully registered, certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the security register. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 4  Global Debenture.


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           (a) In connection with a Dissolution Event,

               (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this [ ] Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

               (ii) if any Preferred Securities are held in non- book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this [ ] Supplemental Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were


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presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

           (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

           (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.


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SECTION 5  Interest.

           (a) Each Debenture will bear interest at the rate of [ %] per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semiannually, payable (subject to the provisions of Article Four) semiannually in arrears on February 15, May 15, August 15 and November 15, of each year (each, an "Interest Payment Date") commencing on _________ 15, 1997, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debentures of which the Institutional Trustee is the holder of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Debentures are no longer in book-entry only form and not represented by a Global Debenture, except if the Debentures are held by the Institutional Trustee, the Company may select a regular record date for such interest installment which shall be any date not less than one nor more than fifteen Business Days before an Interest Payment Date.

           (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semiannual period for which interest is computed, will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

           (c) If, at any time while the Institutional Trustee is the holder of any Debentures, the Trust or the Institutional


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Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust or the Institutional Trustee would have received had no such taxes, duties, assessments or other government charges been imposed. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Debenture, such mention shall be deemed to include mention of the payment of Additional Interest, if any, provided for in this Section 2.5 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 1  Tax Event and Regulatory Capital Event Redemption.

           (a) If at any time prior to __________15, 2002, a Tax Event has occurred and is continuing and

               (i) the Company has received a Redemption Tax Opinion; or

               (ii) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by Tax Counsel that a No Recognition Opinion cannot be delivered to the Trust,

then, in each case, notwithstanding anything to the contrary in Section 3.2(a) but subject to Section 3.2(c), the Company shall have the right, upon not less than 30 nor more than 60 days'


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notice to the Holders of the Debentures, to redeem the Debentures, in whole or in part, within 90 days following the occurrence of such Tax Event at the Redemption Price, provided that (i) if at the time there is available to the Company the opportunity to eliminate, within the 90 days following the occurrence of such Tax Event, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such ministerial action or measure in lieu of redemption, and (ii) the Company shall have no right to redeem the Debentures while the Trust is pursuing any such ministerial action pursuant to its obligations under the Declaration.

           (b) If at any time prior to ___________15, 2002, a Regulatory Capital Event has occurred and is continuing then, subject to Sections 3.2(b), (c) and
(d), the Company shall have the right, upon not less than 30 nor more than 60 days' notice to the Holders of the Debentures, to redeem the Debentures, in whole or in part, within 90 days following the occurrence of such Regulatory Capital Event, at the Redemption Price set forth in Section 2.2(b), provided that (i) if at the time there is available to the Company the opportunity to eliminate, within such 90-day period, the Regulatory Capital Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such ministerial action or measure in lieu of redemption, and (ii) the Company shall have no right to redeem the Debentures while the Trust is pursuing any such ministerial action or measure pursuant to its obligations under the Declaration.

           (c) The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 2  Optional Redemption by Company.


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           (a) Subject to the provisions of Sections 3.1, 3.2(b), 3.2(c) and to the provisions of Article Fourteen of the Indenture, except as otherwise may be specified in this [ ] Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after ____________15, 2002, at the Redemption Price.

           (b) The Redemption Price in the case of any redemption pursuant to
Section 3.1(a), 3.1(b) or 3.2(a) will equal the applicable Redemption Percentage (determined as described below) times the principal amount of the Debentures, plus accrued interest thereon (including any Compounded Interest and Additional Interest) to but excluding the date fixed for redemption (the "Redemption Price").

           The Redemption Percentage, in the case of any redemption occurring prior to ____________15, 2002 pursuant to Section 3.2(a), will equal the applicable percentage set out in the following table if the redemption date occurs during the 12-month period beginning ________ 15 in the year indicated:

Year                                                  Redemption Percentage
----                                                  ---------------------

1997..........................................                  %
1998..........................................
1999..........................................
2001..........................................
2002..........................................

           The Redemption Percentage will be 100% for any redemption on or after ___________15, 2002.


           (c) If a partial redemption of the Debentures pursuant to Section 3.1 or this Section 3.2 would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.


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           (d) Any redemption of Debentures pursuant to Section 3.1 or Section
3.2 shall be subject to the Company obtaining the prior approval of the Federal Reserve, if such approval is then required under applicable law or capital guidelines of the Federal Reserve.

SECTION 3  No Sinking Fund.

           The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 1  Extension of Interest Payment Period.

           The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly interest periods, including the first such quarterly interest period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Scheduled Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarterly interest period within the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the security register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 20


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consecutive quarterly interest periods, including the first such quarterly interest period during such Extended Interest Payment Period, or extend beyond the Scheduled Maturity Date of the Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 2  Notice of Extension.

           (a) If the Institutional Trustee is the only registered holder of the Debentures at the time the Company selects or extends an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees and the Institutional Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the date on which Distributions on the Preferred Securities issued by the Trust are payable, or
(ii) the date the Regular Trustees are required to give notice of the record date, or the date such Distributions are payable, to any applicable self-regulatory organization or to Holders of the Preferred Securities issued by the Trust.

           (b) If the Institutional Trustee is not the only holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to Holders of the Debentures.

           (c) The quarterly interest period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarterly interest periods permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.


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Section 3  Limitation of Transactions.

           If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 or (ii) there shall have occurred any Event of Default, as defined in the Indenture, then (a) the Company shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior in right of payment to the Debentures) entered into prior to the date of issuance of the Debentures, (y) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock or (z) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in right of payment to the Debentures.

                                    ARTICLE V
                                    EXPENSES

SECTION 1  Payment of Expenses.

           In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

           (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions or other compensation to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement,


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and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

           (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions or other compensation payable to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses, costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets, costs and expenses related to the dissolution of the Trust and all fees and expenses related to the enforcement by the Institutional Trustee of the rights of the Holders of the Preferred Securities);

           (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

           (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

Section 2  Payment Upon Resignation or Removal.

           Upon termination of this [ ] Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


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                                   ARTICLE VI
                                FORM OF DEBENTURE

SECTION 1  Form of Debenture.

           The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

           [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

           Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                    CUSIP No. ______________

                                    CITICORP

             [ %] JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                           DUE ______________15, 2027


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

           Citicorp, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ Dollars on _____________15, 2027 (the
"Scheduled Maturity Date") (or upon the earlier redemption hereof as further described herein), and premium, if any, and to pay interest on said principal sum from __________20, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on February 15,May 15, August 15 and November 15 of each year commencing __________15, 1997, at the rate of [ %] per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the ____ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the security register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

           Whenever in this Debenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Debenture, such mention shall be deemed to include mention of the payment of Additional Interest, if any, provided for in Section 2.5 of the Indenture to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions herein and therein and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

           The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

           This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

           The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: ____________, 1997

                                            CITICORP

                                            By:_______________________________
                                            Name:
                                            Title:


Attest:

By:___________________________________
Name:
Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated ___________________

Wilmington Trust Company,           or         Citibank, N.A.,
as Trustee                                            as Authenticating
                                                             Agent


By__________________________                   By____________________________
  Authorized Signatory                             Authorized Signatory


                         (FORM OF REVERSE OF DEBENTURE)

           This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 17, 1996, duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), as supplemented by the [ ]Supplemental Indenture dated as of___________, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said [____] Supplemental Indenture.

           Upon the occurrence and continuation of a Tax Event the Company shall have the right, subject to certain conditions set forth in Section 3.1 of the Indenture, to redeem this Debenture prior to ______________ 15, 2002, in whole or in part, at the Redemption Price within 90 days following the occurrence of such Tax Event. Upon the occurrence of a Regulatory Capital Event, the Company shall have the right to redeem this Debenture prior to ____________15, 2002, in whole or in part, at the Redemption Price within 90 days following the occurrence of such Regulatory Capital Event. In addition, the Company shall have the right to redeem this Debenture, in whole or in part, at any time on or after _____________15, 2002, at the Redemption Price. The "Redemption Price", in the case of any such redemption, will equal the applicable Redemption Percentage (determined as described below) of the principal amount of the Debentures, plus accrued interest thereon (including any Compounded Interest and Additional Interest) to but excluding the date fixed for redemption.

           The Redemption Percentage, in the case of any redemption occurring prior to ____________ 15, 2002 pursuant to Section 3.2(a), will equal the applicable percentage set out in the following table if the redemption date occurs during the 12- month period beginning ___________15 in the year indicated:

Year                                                  Redemption Percentage
----                                                  ---------------------

1997..........................................                  %
1998..........................................
1999..........................................
2000..........................................
2001..........................................

           The Redemption Percentage will be 100% for any redemption on or after ____________ 15, 2002.

           The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debentureholder to be redeemed in accordance with its procedures.

           In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

           Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if such approval is then required under applicable law or capital guidelines of the Federal Reserve.

           In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

           The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premiums, if any, on the Debentures payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any holder of Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange heretofore or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

           No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

           The Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly interest periods, including the first such quarterly period during such extension period, and not to extend beyond the Scheduled Maturity Date of the Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises its right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Debentures, (a) the Company shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or other contractual obligations of the Company (other than a contractual obligation ranking pari passu with or junior in right of payment to the Debentures) entered into prior to the date of issuance of the Debentures, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior in right of payment to the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 20 consecutive quarterly interest periods, including the first quarterly period during such Extended Interest Payment Period, or extend beyond the Scheduled Maturity Date of the Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

           As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the security register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

           Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

           No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

           The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

           All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   ARTICLE VII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 1  Original Issue of Debentures.

           Debentures in the aggregate principal amount of $_____________ may, upon execution of this [ ] Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 1  Ratification of Indenture.

           The Indenture, as supplemented by this [ ] Supplemental Indenture, is in all respects ratified and confirmed, and this [ ] Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 2  Trustee Not Responsible for Recitals.

           The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 3  Governing Law.

           This [ ]Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 4  Separability.

           In case any one or more of the provisions contained in this [ ] Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this [ ] Supplemental Indenture or of the Debentures, but this [ ] Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 5  Counterparts.

           This [ ]Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this [ ] Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                            CITICORP


                                            By:________________________________
                                            Name:
                                            Title:

Attest:


By:__________________________


                                            WILMINGTON TRUST COMPANY,
                                            as Trustee


                                            By:_______________________________
                                            Name:
                                            Title:

Attest:


By:_________________________